Exhibit 77Q1(a)(1) - Amended and Restated By-Laws of Registrant,
Dated November 16, 2005 filed via EDGAR with Post-Effective
Amendment No. 44(File No. 033-19423) on October 27, 2006 and incorporated herein by reference.

Exhibit 77Q1(a)(2) - Amendment No. 1 to the Amended and Restated
By-Laws of Registrant, dated August 23, 2006, filed via EDGAR with Post-Effective Amendment No. 44 (File No. 033-19423) on October
27, 2006 and incorporated herein by reference.

Exhibit 77Q1(a)(3) - Amendment to Registrant's Declaration of
Trust, dated November 16, 2006, filed via EDGAR herewith.

Exhibit 77Q1(e)(1) - Second Amendment to the Amended and Restated Investment Advisory Agreement between Registrant and Phoenix Investment Counsel, Inc., dated September 1, 2006, filed via EDGAR with Post-Effective Amendment No. 44 (File No. 033-19423) on October 27, 2006 and incorporated herein by reference.

Exhibit 77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and HSBC Halbis Partners (USA) Inc. dated December 1, 2005, on behalf of the Phoenix Emerging Markets Bond Fund filed Via EDGAR with Post-Effective Amendment No. 44 (File No. 033-19423) on March 30, 2006 and incorporated herein by reference.

Exhibit 77Q1(e)(3) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Duff & Phelps Investment Management Co., dated September 1, 2006, on behalf of the Phoenix Real Estate Securities Fund, filed via EDGAR with Post-Effective Amendment No. 44 (File No. 033-19423) on October 27, 2006 and incorporated herein by reference.